UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2014

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

555 Theodore Fremd Avenue, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 10, 2013, the Company issued a press release to announce the conclusion of a Binding Heads of Agreement contract to merge Global Gold Consolidated Resources Limited and Signature Gold Limited. On September 10, 2013, Global Gold Corporation ("GGC" and "the Company") announced that through its majority owned subsidiary Global Gold Consolidated Resources Limited, a Jersey Island private limited liability company ("GGCRL"), it concluded a Binding Heads of Agreement contract with Signature Gold Limited of Sydney, Australia ("Signature") to merge their respective Armenian and Australian gold projects, into the renamed Global Signature Gold entity. On November 22, 2013 GGCRL, GGC, and Consolidated Resources Armenia concluded a "Formal Merger and Share Sale Agreement" with Signature, with a closing deadline of January 30, 2014. The closing was subject to relevant shareholder, board, and regulatory approvals as well as applicable third party consents. Shareholder consents were also contingent upon an audit of GGCRL, which audit has not yet been completed and has raised fraud concerns with respect to Consolidated Resources Armenia and its principals. GGC is hopeful that all outstanding issues will be resolved, the audit issued and that closing occur although there can be no assurance of the closing; accordingly, GGC will continue in good faith for the week of February 3, 2014 to seek a resolution of outstanding issues so that the closing can occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2014	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief
Executive Officer